UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________
FORM 8-K
____________________________________________________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 4, 2021
____________________________________________________________________________
SI-BONE, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________________________

Delaware	001-38701	26-2216351
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

471 El Camino Real
Suite 101
Santa Clara, CA 95050
(Address of principal executive offices) (Zip Code)

(408) 207-0700
(Registrant’s telephone number, include area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SIBN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 – Results of Operations and Financial Condition.

On March 8, 2021, SI-BONE, Inc. (the "Company") issued a press release (the “Press Release”) announcing results for the quarter and year ended December 31, 2020. A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2021, the Board of Directors (the "Board") of the Company appointed Mika Nishimura as a director and as a member of the Compensation Committee of the Board. Ms. Nishimura is currently an Operational Partner with Gilde Healthcare Partners, a life-science focused venture fund with $1.2 billion under management and a new $460 million fund.

As a non-employee director Ms. Nishimura will receive the following compensation under the Company’s non-employee director compensation policy: (1) an annual cash retainer of $6,000 for serving as a member of the Compensation Committee; (2) an initial restricted stock unit grant of 8,213 shares of the Company's common stock, which vests quarterly over three years, subject to her continuous service with the Company on each applicable vesting date; (3) a restricted stock unit grant of 447 shares of the Company's common stock, which vests at the 2021 annual meeting of stockholders, representing a prorated annual grant, subject to her continuous service with the Company on the vest date; and (4) on the date of each annual meeting of stockholders, a restricted stock unit grant having an approximate value of $40,000 based on the Company's closing price as reported by the Nasdaq Global Market on the date of grant, which will vest approximately one year from the grant date, subject to her continuous service with the Company on the vested date. Each restricted stock unit will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with the Company, and will be subject to accelerated vesting in the event of a change in control of the Company. The Company will also enter into its standard form of indemnification agreement with Ms. Nishimura.

On March 4, 2021, Karen A. Licitra, a member of the Board since 2015, informed the Board that she does not intend to stand for reelection at the 2021 Annual Meeting. Ms. Licitra’s decision not to stand for reelection is not the result of any disagreement with the Company. Ms. Licitra will continue to serve as a director and as a member of the Compensation Committee of the Board until her current term expires at the 2021 Annual Meeting of Stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 8, 2021
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SI-BONE, INC.

Date:	March 8, 2021	By:	/s/ Laura A. Francis
Laura A. Francis
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)